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                                                                   Exhibit 10.26


                                 LOAN AGREEMENT


THIS LOAN AGREEMENT made and entered into as of June 12, 1995 between the Director of Development of the State of Ohio (the "Director"), and Phoenix International Life Sciences (U.S.) Inc., a Delaware corporation (the "Company"), under the circumstances summarized in the following recitals (the capitalized terms used in the recitals being used therein as defined in Article I hereof):

A. Pursuant to the Act, the Director is authorized, among other things, to make loans to assist in the financing of an Eligible Project.

B. The Company has requested that the Director provide the financial assistance for the Project hereinafter described.

C. The Director has determined that the Project constitutes an Eligible Project and that the financial assistance to be provided pursuant to this Agreement is appropriate under the Act and will be in furtherance and in implementation of the public policy set forth in the Act.

D. The financial assistance to be provided pursuant to this Agreement has been reviewed and approved by the Development Financing Advisory Board and the Controlling Board, pursuant to the Act.

NOW, THEREFORE, in consideration of the premises and the representations and agreements hereinafter contained, the Director and the Company agree as follows:

ARTICLE 1 DEFINITIONS

Section 1.1. USE OF DEFINED TERMS. In addition to the words and terms elsewhere defined in this Agreement or by reference to the Security Document or other instruments, the words and terms set forth in Section 1.2 hereof shall have the meanings therein set forth unless the context or use expressly indicates different meaning or intent. Such definitions shall be equally applicable to both the singular and plural forms of any of the words and terms therein defined.

Section 1.2. DEFINITIONS. As used herein:

"Act" means Chapter 166, Ohio Revised Code, as from time to time enacted and amended.

"Agreement" means this Loan Agreement, as from time to time amended or supplemented.

"Allowable Costs" means "allowable costs" of the Project within the meaning of the Act.



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"Application" means the Application of the Company, dated November 10, 1994, submitted to the Director requesting assistance under the Act.

"City" means the City of Cincinnati, Hamilton County, Ohio.

"Closing Date" means June 12, 1995, the date of execution and delivery of the Loan Documents.

"Commitment" means the Commitment Letter between the Director and the Company dated February 23, 1995.

"Completion Date" means the date of completion of the Project, as certified by the Company pursuant to Section 3.5 hereof.

"Controlling Board" means the Controlling Board of the State.

"Cost Certification" means a certification of the Company, as of a specified date, setting forth in reasonable detail the costs incurred and, if appropriate, to be incurred by the Company in completing the provision of the Project, including a detail by category of all Allowable Costs.

"Development Financing Advisory Board" means the Development Financing Advisory Board of the State.

"Disbursement Date" means on or before June 12, 1995, or such subsequent date as may be established by the Director in writing in accordance with Section 3.7 hereof for the Disbursement of the Loan.

"Eligible Project" means an "eligible project" within the meaning of the Act.

"Environmental Laws" means all federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

"Event of Default" means any of the events described as an event of default in
Section 5.1 hereof.

"Final Cost Certification" means the cost certification dated as of the Completion Date.



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"Governing Instruments" means the certificate of incorporation and by-laws of the Company.

"Governmental Authority" means, collectively, the State, any political subdivision thereof, any municipality, and any agency, department, commission, board or bureau of any of the foregoing having jurisdiction over the Project.

The terms "Hazardous Substance", "Release", "Owner", "Operator", "Environment", and "Natural Resources" shall have the same meanings and definitions as set forth in the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 ET SEQ. and regulations promulgated thereunder (collectively "CERCLA") and any corresponding state or local law or regulation, provided, however, that as used herein the term Hazardous Substance shall also include: (i) any Pollutant or Contaminant as defined by CERCLA or by any other Environmental Law (ii) any Solid Waste, Hazardous Constituent or Hazardous Waste as defined by, or as otherwise identified by, the Resource Conservation and Recovery Act as amended 42 U.S.C. Section 6901 ET SEQ. or regulations promulgated thereunder (collectively "RCRA") or by any other Environmental Law; and (iii) crude oil, petroleum, and fractions or distillates thereof.

"Letter of Credit Issuer" means Star Bank, National Association.

"Letter of Credit" means the one hundred percent (100%) irrevocable Letter of Credit in the stated amount of $1,353,000.00 issued to the Director for the account of the Company.

"Letter of Credit Documents" means all documents evidencing or securing the Letter of Credit.

"Loan" means the loan by the Director to the Company in the total sum of the Loan Amount, to be disbursed pursuant to Section 3.8 hereof.

"Loan Amount" means the lesser of (i) One Million Three Hundred Fifty Three Thousand and 00/100 Dollars ($1,353,000.00) or (ii) thirty-three percent (33%) of the Allowable Costs of the Project, as determined by the Director in his sole discretion pursuant to this Agreement.

"Loan Approval Documents" means, with respect to the Loan, the Recommendation of the Director to the Development Financing Advisory Board dated December 8, 1994, the Resolution of the Development Financing Advisory Board dated December 8, 1994, the Approval of the Controlling Board dated January 23, 1995, and the Commitment.

"Loan Documents" means all documents and instruments delivered to or required by the Director to evidence or secure the Loan, including this Agreement, as required by the Commitment and this Agreement.

"Note" means the promissory note, in the form attached hereto as Exhibit A, evidencing the obligation of the Company to repay the Loan.



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"Notice Address" means:

(a) As to the Director:     Department of Development
                            77 South High Street
                            P.O. Box 1001
                            Columbus, Ohio 43216-1001
                            Attn: Director

(b) As to the Company:      Phoenix International Life Sciences (U.S.) Inc.
                            4625 Dobrin Street
                            Saint-Laurent (Montreal), Quebec
                            Canada H4R 2P7
                            Attn: Jean-Yves Caloz
                            Treasurer

or such additional or different address, notice of which is given under Section
6.2 hereof.

"Plans and Specifications" means the plans and specifications or other appropriate documents describing the Project prepared by or at the direction of the Company.

"Project" means the Project Site and the Project Facilities, together constituting an Eligible Project.

"Project Facilities" means the buildings, structures, additions and improvements described in Exhibit B attached hereto and more particularly described in the Plans and Specifications.

"Project Purposes" means to pay certain costs incurred by the Company in connection with (i) the acquisition of a parcel of real estate containing approximately twenty-six (26) acres, together with the appurtenances thereto located in Cincinnati, Hamilton County, Ohio, and (ii) the acquisition of Emerson North Hospital, containing approximately 75,000 square feet.

"Project Site" means the real estate described in Exhibit C attached hereto.

"Provision" means the acquisition of the Project.

"Security Document" means the Letter of Credit, of even date herewith, as the same may be from time to time amended or supplemented.

"State" means the State of Ohio.

Section 1.3. CERTAIN WORDS AND REFERENCES. Any reference herein to the Director shall include those succeeding to his functions, duties or responsibilities pursuant to or by operation of law or lawfully performing such functions. Any reference to a section or provision of the Constitution



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of the State or to the Act or to a section, provision or chapter of the Ohio
Revised Code shall include such section, provision or chapter as from time to time amended, modified, revised, supplemented or superseded.

The terms "hereof," "hereby," "herein," "hereto," "hereunder" and similar terms refer to this Agreement; and the term "heretofore" means before, and the term "hereafter" means after, the Closing Date.

ARTICLE 2 DETERMINATIONS AND REPRESENTATIONS

Section 2.1. DETERMINATIONS OF THE DIRECTOR. Pursuant to the Act and on the basis of the representations and other information provided by the Company, the Director has heretofore made certain determinations, as set forth in the Loan Approval Documents, which are hereby confirmed, and the Director hereby determines that the financial assistance to be provided by the State pursuant to this Agreement will conform to the requirements of the Act, including Section
166.07 thereof, and will further and implement the purposes of the Act by creating new jobs or preserving existing jobs and employment opportunities and improving the economic welfare of the people of the State.

Section 2.2. REPRESENTATIONS OF THE COMPANY. The Company hereby represents and warrants that:

(a) It is a corporation for profit duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified and licensed to do business and own property in the State of Ohio.

(b) It has full power and authority to execute, deliver and perform the Loan Documents and the Letter of Credit Documents, and to enter into and carry out the transactions contemplated thereby. Such execution, delivery and performance do not, and will not, violate any provision of law applicable to the Company or the Governing Instruments of the Company and do not, and will not, conflict with or result in a default under any agreement or instrument to which the Company is a party or by which it or any of its property or assets is or may be bound. The Loan Documents and the Letter of Credit Documents have, by proper action, been duly authorized, executed and delivered and all necessary actions have been taken to constitute the Loan Documents and the Letter of Credit Documents legal, valid and binding obligations of the Company.

(c) The provision of financial assistance pursuant to the Loan Approval Documents and this Agreement induced the Company to provide the Project, thereby creating new jobs or preserving existing jobs and employment opportunities and improving the economic welfare of the people of the State.



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(d) The provision of the Project will be completed and the Project will be operated and maintained in such manner as to conform with all applicable zoning, planning, building, environmental and other applicable governmental regulations imposed by Governmental Authority and as to be consistent with the purposes of the Act.

(e) It presently intends that the Project will be used and operated in a manner consistent with the Project Purposes until the date on which the Loan has been fully repaid, and the Company knows of no reason why the Project will not be so operated.

(f) There are no actions, suits or proceedings pending or threatened against or affecting the Company or the Project which, if adversely determined, would individually or in the aggregate materially impair the ability of the Company to perform any of its obligations under the Loan Documents or the Letter of Credit Documents or adversely affect the financial condition of the Company.

(g) The Company is not in default under any of the Loan Documents or the Letter of Credit Documents, or in the payment of any indebtedness for borrowed money or under any agreement or instrument evidencing any such indebtedness, and no event has occurred which by notice, the passage of time or otherwise would constitute any such event of default.

(h) The Project Site is zoned by the City under a zoning ordinance which permits the Provision of the Project thereon in accordance with the Plans and Specifications and the operation of the Company's business; and all utilities, including water, storm and sanitary sewer, gas, electric and telephone, and rights of access to public ways shall be available or will be provided to the Project Site in sufficient locations and capacities to meet the requirements of operating the Project and of any applicable Governmental Authority.

(i) No representation or warranty of the Company contained in any of the Loan Approval Documents, Loan Documents or Letter of Credit Documents, and no statement contained in any certificate, schedule, list, financial statement or other instrument furnished to the Director or the Letter of Credit Issuer by or on behalf of the Company (including, without limitation, the Application) contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

(j) The financial statements of the Company heretofore delivered to the Director are true and correct, in all respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the financial condition and the results of operation of the Company as of the dates thereof. No materially adverse change has occurred in the financial condition of the Company reflected therein since the respective dates thereof.

(k) All proceeds of the Loan shall be used for the payment of Allowable Costs relating to Provision of the Project. No part of any such proceeds shall be knowingly paid to or retained by the Company or any partner, officer, shareholder, director or employee of the Company as a fee,



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kick-back or consideration of any type. The Company has no identity of interest with the general contractor or any architect, subcontractor, laborer or materialman performing work or services or supplying materials in connection with the provision of the Project.

(1) The Company has a good and marketable title to a fee simple interest in the Project Site and Project Facilities, subject in all cases to no lien, charge, easement, condition, restriction or encumbrance except as set forth on Schedule 2.2(l).

(m) The Project Site has never, and does not currently contain, nor is it contaminated by, any hazardous or toxic waste materials in violation of any applicable environmental laws or regulations, including, but not limited to,
Section 103 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC Section 9601 et seq. and Chapter 3734 of the Ohio Revised Code; and no "clean-up" of the Project Site has occurred pursuant to any applicable federal or state environmental laws or regulations which would give rise to (i) liability on the part of any person, entity or association to reimburse any governmental authority for the costs of any such "clean-up," or
(ii) a lien or encumbrance on the Project Site.

(n) The Company is Solvent and upon consummation of the transactions contemplated by this Agreement will be Solvent. "Solvent" means that: (a) the present fair salable value of the Company's assets is in excess of the total amount of its liabilities (including contingent liabilities); (b) the Company does not have unreasonably small capital and is able to pay its debts as they become due; and (c) the Company does not intend to or believe it will incur obligations beyond its ability to pay as they mature.

ARTICLE 3 LOAN; PROVISION OF PROJECT; CONDITIONS TO DISBURSEMENT DATE

Section 3.1. LOAN AND REPAYMENT. On the terms and conditions of this Agreement and the Commitment, the Director shall lend to the Company the Loan Amount to assist in the financing of the Project. The Loan shall be evidenced by this Agreement and the Note and secured by the Security Document and other Loan Documents, as applicable. Those instruments shall be executed and delivered by the Company to the Director on the Closing Date, concurrently with the execution and delivery of this Agreement and the delivery of all other documents and the satisfaction of all other closing conditions required by this Agreement and the Commitment. The Loan shall be disbursed on the Disbursement Date pursuant to
Section 3.8 hereof upon the satisfaction of the conditions set forth in Section
3.6 hereof. The Loan shall be disbursed only from, and only to the extent that on the Disbursement Date funds not heretofore committed are available to make the Loan from moneys in, the "Facilities Establishment Fund" created by the Act.

The terms of repayment of the Loan shall be as set forth in the Note and the Company shall make all payments required to be made under the Note as and when due.



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Section 3.2. PROVISION OF PROJECT. The Company (a) has commenced the Provision of the Project; (b) shall pay all expenses incurred in such Provision from funds made available therefor in accordance with this Agreement or otherwise; and (c) shall demand, sue for, levy and recover all sums of money and debts which may be due and payable under the terms of any contract, order, receipt, guaranty, warranty, writing or instruction in connection with the Provision of the Project and will enforce the terms of any contract, agreement, obligation, bond or other performance security with respect thereto. The Company confirms its agreement in the Commitment that all wages paid to laborers and mechanics employed on the Provision of the Project shall be paid at not less than the prevailing rates of wages for laborers and mechanics for the class of work called for by the Project, which wages shall be determined in accordance with the requirements of Chapter 4115, Ohio Revised Code, for determination of prevailing wage rates; provided that if the Company undertakes, as part of the Project, work to be performed by its regular bargaining unit employees who are covered under a collective bargaining agreement which was in existence prior to the date of the Commitment, the rate of pay provided under the applicable collective bargaining agreement may be paid to such employees.

Section 3.3. PLANS AND SPECIFICATIONS: INSPECTIONS. At his option, the Director may retain, at the Company's expense, an architect, engineer, appraiser or other consultant for the purpose of approving the Plans and Specifications, verifying costs and performing inspections as Provision of the Project progresses. Such inspections or approvals of Plans and Specifications or the Project Facilities shall impose no responsibility or liability of any nature upon the Director, the State, their agents, representatives or designees nor, without limitation, carry any warranty or representation as to the adequacy or safety of the structures or any of their component parts or any other physical condition or feature pertaining to the Project Facilities. The Company shall, at the request of the Director, make periodic reports (including, if required, submission of updated Cost Certifications) to the Director concerning the status of completion and the expenditure of costs in respect thereof.

The Company may revise the Plans and Specifications from time to time; provided that no revision shall be made (a) which would change the Project Purposes to purposes other than those permitted by the Act; (b) without obtaining, to the extent required by law, the approval of any applicable Governmental Authority; and (c) without the prior written approval of the Director if such revision would change the amounts set forth in the most recently furnished Cost Certification. In any event, all revisions to the Plans and Specifications shall be promptly filed with the Director.

Section 3.4. COMPANY REQUIRED TO PAY COSTS IN EVENT PROCEEDS INSUFFICIENT. In the event that the proceeds of the Loan are not sufficient to pay all costs of the Project, the Company will, nonetheless and irrespective of the cause of such deficiency, complete the Project in accordance with the Plans and Specifications and pay all costs of such completion in full from its own funds or other equity sources.



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Section 3.5. COMPLETION DATE. The Completion Date shall occur not later than
June 12, 1995, and shall be evidenced to the Director by a certificate of the Company substantially in the form of Exhibit 3.5 attached hereto and made a part hereof stating the Completion Date, that all licenses, permits and approvals, including a certificate of occupancy, required by any Governmental Authority have been procured and/or obtained, that all improvements and additions reflected in the Plans and Specifications have been made, that all costs of providing the Project have been paid and the date as of which operation of the Project shall commence, which certificate shall be accompanied by the Final Cost Certification, and if Provision of the Project entailed construction, by a completed Forms AIA-G702 and G703.

Section 3.6. CONDITIONS TO DISBURSEMENT. The disbursement of the Loan shall be made on or before the Disbursement Date, provided the Director shall have received the following on or before the Disbursement Date:

(a) the executed Note;

(b) the items required by Section 3.5 hereof;

(c) certification by the Company that its representations and warranties made in the Loan Approval Documents, the Loan Documents and the Letter of Credit Documents remain true, accurate and complete as of the Disbursement Date and no default or event which, by notice, the passage of time or otherwise, would constitute a default, exists under the Loan Documents or the Letter of Credit Documents;

(d) certificate of occupancy;

(e) evidence of the liability and property insurance for the Project;

(f) evidence of zoning compliance;

(g) evidence of availability and adequacy of utilities;

(h) copies of all building permits;

(i) Cost Certifications;

(j) the duly executed Security Document;

(k) the Company's Certificates of Corporate Good Standing issued by the Secretaries of the States of Delaware and Ohio, dated within ten (10) days of the Disbursement Date;

(1) certified copies of the resolutions of the Company authorizing execution and delivery of all documents with respect to the Loan and the Letter of Credit;



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(m) certificate of incumbency as to the Company;

(n) copies, certified by the Company to be true, correct and complete, of the following:

(i) the Governing Instruments of the Company; and

(ii) the Letter of Credit Documents;

(o) an opinion of the Company's counsel, which sets forth the following:

(i) that the Company is a corporation duly organized and validly existing under the laws of, and in good standing with, the State of Delaware, and is qualified and licensed to do business in the State of Ohio;

(ii) that the Company has power and authority to own its properties and conduct its business;

(iii) that the execution of the Loan Documents by the Company does not conflict with the Governing Instruments of the Company;

(iv) that the Agreement, the Loan Documents, the Note, Security Document and the Letter of Credit Documents have been duly authorized, executed and delivered by the Company or the Letter of Credit Issuer, as the case may be, and are valid and binding instruments, enforceable against the Company in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency or other laws or equitable principles affecting the enforcement of creditor's rights generally; and that the Company or the Letter of Credit Issuer, as the case may be, has taken all actions necessary to authorize the execution and delivery of the same;

(v) that there are no actions, suits or proceedings, at law or in equity, or before or by any court, public board or body, pending or threatened or affecting the Company or the Project which, if adversely determined, would individually or in the aggregate materially impair the ability of the Company to perform any of its obligations under the Loan Documents, or would materially adversely affect the financial condition of the Company;

(vi) that the use and operation of the Project for its intended purposes comply with all applicable zoning ordinances, regulations and Environmental Laws affecting the Project, and all requirements for such use and operation have been satisfied;

(vii) that all authorizations, certificates, licenses and permits which are required by any governmental authority and which are necessary for the lawful use, occupancy and operation of the Project have been obtained;



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(viii) that the execution of the Loan Documents and consummation of the transactions contemplated in this Agreement will not result in a breach or violation or default under any judgment, decree, loan, mortgage, agreement, indenture or other instrument applicable to the Company;

(ix) that the Company is not in default under any contract, agreement or other instrument by which it is bound, in the payment of any monetary obligation, or with respect to any judgment, order, injunction or regulation of any court or governmental authority, and there exists no condition or event which after notice or lapse of time or both would constitute any such default.

(p) All licenses and permits required by Governmental Authority;

(q) such other certifications, documents or opinions as the Director may reasonably request.

Section 3.7. POSTPONEMENT OF DISBURSEMENT DATE. At the written request of the Company setting forth the reasons therefor and received at least twenty (20) days prior to the Disbursement Date, the Director may, but shall be under no obligation to, postpone the Disbursement Date to a later date. No such postponement will be deemed to have been granted unless stated in a writing signed by the Director specifying the length of the extension given. If for any reason the Loan shall not have been disbursed on or before the Disbursement Date or such subsequent date as the Director shall have specified in writing pursuant to the preceding sentence, this Agreement shall automatically terminate and, subject to the provisions of Section 3.9 hereof, be of no further force and effect. For purposes of this Section, time is of the essence.

Section 3.8. DISBURSEMENT OF LOAN. The Director shall disburse the Loan by delivering funds in the Loan Amount to the Company upon confirmation by the Director, exercising his sole discretion, that the conditions specified in
Section 3.6 hereof have been satisfied and the confirmation by the Director that the applicable Security Document has been duly executed and delivered by the Company.

Section 3.9. PAYMENT OF COSTS; INDEMNIFICATION. The Company shall pay all costs incident to the Loan, including, without limitation as applicable, recording and title fees, title examination and insurance fees, escrow fees, all costs and expenses incurred by the Director and the fees and expenses of the counsel and accountants assisting in this matter at the request of the Director or his representative. The Company shall defend, indemnify and hold the Director and any officials of the State harmless against any and all loss, cost, expense, claims or actions arising out of or connected with the execution and delivery of this Agreement or any other Loan Documents and the preparation of documents relating to the disbursement of the Loan, including all aforementioned costs and expenses, regardless of whether or not the disbursement of the Loan shall actually occur. The provisions of this Section will survive the termination of this Agreement.



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ARTICLE 4 ADDITIONAL COVENANTS AND AGREEMENTS

Section 4.1. INFORMATION CONCERNING OPERATIONS. At the request of the Director and, in any event, within seventy-five (75) days after the last day of each fiscal year of the Company beginning with the fiscal year in which the Completion Date occurs, the Company shall furnish to the Director a report on Project operations setting forth the total number of employees then employed on the Project and such other employment, economic and statistical data concerning the Project as may reasonably be requested by the Director.

Section 4.2. AFFIRMATIVE COVENANTS OF THE COMPANY. Throughout the term of this Agreement, the Company shall:

(a) Taxes and Assessments. Pay and discharge promptly, or cause to be paid and discharged promptly, when due and payable, all taxes, assessments and governmental charges or levies imposed upon it, its income or any of its property, or upon any part thereof, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a lien or charge upon its property.

(b) Maintain Existence. Do or cause to be done all things necessary to preserve and keep in full force and effect its existence and its material rights and franchises.

(c) Maintain Property. Maintain and keep its property in good repair, working order and condition, and from time to time make all repairs, renewals and replacements which, in the opinion of the Company, are necessary and proper so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this subsection (c) shall prevent the Company from selling or otherwise disposing of any property whenever, in the good faith judgment of the Company, such property is obsolete, worn out, without economic value or unnecessary for the conduct of the business of the Company.

(d) Maintain Insurance. Keep all of its insurable property insured against loss or damage by fire and other risks, maintain public liability insurance against claims for personal injury, death, or property damage suffered by others upon, in or about any premises occupied by the Company; and maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business. All insurance for which provision has been made in this subsection (d) shall be maintained against such risks and in at least such amounts as such insurance is usually carried by persons engaged in the same or similar businesses, and all insurance herein provided for shall be effected and maintained in force under a policy or policies issued by insurers of recognized responsibility, except that it may effect worker's compensation or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance which is in accordance with applicable law.



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(e) Furnish Information. Furnish to the Director:

(i) Quarterly Reports. Within thirty (30) days after the end of each quarterly period of each fiscal year of the Company, the balance sheet of the Company as at the end of such quarterly period, together with related statements of income and retained earnings (or accumulated deficit) and changes in financial position for such quarterly period, setting forth in comparative form the corresponding figures as at the end of or for the corresponding quarter of the previous fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject to usual year-end audit adjustments.

(ii) Annual Reports. Within seventy-five (75) days after the last day of each fiscal year of the Company, a copy of its audit report containing a balance sheet of the Company as at the end of such fiscal year, together with related statements of income and retained earnings (or accumulated deficit) and changes in financial position for such fiscal year, setting forth in comparative form the corresponding figures as at the end of or for the previous fiscal year, all in reasonable detail and all examined by and accompanied by a review letter or opinion of its independent certified public accountants to the effect that such financial statements were prepared in accordance with generally accepted accounting principles consistently applied and present fairly the Company's financial position at the close of such periods and the results of its operations for such periods and that the Company is not in default under any of its material financial obligations.

(iii) Certificate; No Default. With the financial reports required to be furnished under this Section, a certificate of the Company's chief executive officer or chief financial officer stating that (a) no Event of Default has occurred and is continuing and no event or circumstance which would constitute an Event of Default, but for the requirement that notice be given or time elapse or both, has occurred and is continuing, or, if such an Event of Default or such event or circumstance has occurred and is continuing, a statement as to the nature thereof and the action which the Company proposes to take with respect thereto, and that (b) no action, suit or proceeding by it or against it at law or in equity, or before any governmental instrumentality or agency, is pending or threatened, which, if adversely determined, would materially impair the right or ability of the Company to carry on the business which is contemplated in connection with the Project or would materially impair the right or ability of the Company to perform the transactions contemplated by this Agreement or the other Loan Documents or would materially and adversely affect its business, operations, properties, assets or condition, all as of the date of such certificate, except as disclosed in such certificate.

(iv) Other Information. Such other information respecting the business, properties or the condition or operations, financial or otherwise, of the Company as the Director may reasonably request, Including, without limitation, annually, a certificate executed by an officer of the Company certifying the number of employees of the Company employed at the Project Site at the time of the closing of the Loan, the number of employees of the Company employed at the

Project Site added during the immediately preceding year, and the total number of current employees of the Company employed at the Project Site.

(f) Deliver Notice. Forthwith upon learning of any of the following, deliver written notice thereof to the Director, describing the same and the steps being taken by the Company with respect thereto:

(i) the occurrence of an Event of Default or an event or circumstance which would constitute an Event of Default, but for the requirement that notice be given or time elapse or both, or

(ii) any action, suit or proceeding by it or against it at law or in equity, or before any governmental instrumentality or agency, instituted or threatened which, if adversely determined, would materially impair the right or ability of the Company to carry on the business which is contemplated in connection with the Project or would materially impair the right or ability of the Company to perform the transactions contemplated by the Loan Documents, or would materially and adversely affect its business, operations, properties, assets or condition, or

(iii) the occurrence of a Reportable Event, as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), under, or the institution of steps by the Company to withdraw from, or the institution of any steps to terminate, any employee benefit plan as to which the Company may have liability.

(g) Inspection Rights. At any reasonable time and from time to time, permit the Director, or any agents or representatives thereof, to examine and make copies of and abstract from the records and books of account of, and visit the properties of, the Company and discuss the general business affairs of the Company with any of its officers; provided, however, that the Company reserves the right to restrict access to any of its facilities in accordance with reasonably adopted procedures relating to safety and security.

Section 4.3. NEGATIVE COVENANTS OF THE COMPANY. Throughout the term of this Agreement, the Company shall not:

(a) Maintain Existence. Sell, transfer or otherwise dispose of all, or substantially all, of its assets, consolidate with or merge into any other entity, or permit one or more entities to consolidate with or merge into it; provided, however, that the Company may, without violating the agreement contained in this subsection (a), consolidate with or merge into another entity, or permit one or more other entities to consolidate with or merge into it, or sell, transfer or otherwise dispose of all, or substantially all, of its assets and thereafter dissolve if: (i) the prior written consent of the Director is obtained; (ii) the surviving, resulting or transferee entity, as the case may be, assumes in writing all of the obligations of the Company hereunder (if such surviving, resulting or transferee entity is other than the Company); and (iii) the surviving, resulting or transferee entity, as the case may be, is an entity duly organized and validly existing under the laws of the State or duly qualified to do business therein, and has a net worth of not less than that of the Company immediately prior to such disposition, consolidation or merger, transfer or change of form.

(b) ERISA. Voluntarily terminate any employee benefit plan or other plan (a "Plan") maintained for employees of the Company and covered by Title IV of ERISA, so as to result in any material liability of the Company to the Pension Benefit Guaranty Corporation ("PBGC"), enter into any Prohibited Transaction (as defined in Section 4975 of the Internal Revenue Code of 1954, as amended, and in ERISA) involving any Plan which results in any material liability of the Company to the PBGC, cause any occurrence of any Reportable Event (as defined in Title IV of ERISA) which results in any material liability of it to the PBGC, or allow or suffer to exist any other event or condition which results in any material liability of the Company to the PBGC.

(c) Agreements. Enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

(d) Assignment or Lease. In whole or in part, assign this Agreement or lease or grant the right to occupy or use the Project to others, without the prior written consent of the Director.

(e) Operation of Project. Without the prior written consent of the Director, suspend or discontinue operation of the Project.

Section 4.4. ENVIRONMENTAL MATTERS. Throughout the term of this Agreement, the Company shall:

(a) ensure that the Project Site remains in compliance with all Environmental Laws and will not place or permit to be placed any Hazardous Substances on the Project Site except as not prohibited by applicable law or appropriate governmental authorities;

(b) maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall Include periodic reviews of such compliance;

(c) (i) employ in connection with its use of the Project Site appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Project Site only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws; use its best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by the Company in connection with the transport or disposal of any Hazardous Waste generated at the Project Site;

(d) In the event the Company obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Project Site (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigations or cleanup of environmental conditions at the Project Site, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Project Site or Company's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person or entity, including any state agency responsible in whole or in part for environmental matters in the state in which the Project Site is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then the Company shall, within five (5) business days, given written notice of same to the Director detailing facts and circumstances of which the Company is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow the Director to protect his security interest in the Project Site and is not intended to create nor shall it create any obligation upon the Director with respect thereto;

(e) promptly forward to the Director copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by Company to dispose of Hazardous Substances and shall continue to forward copies of correspondence between the Company and the Authority regarding such claims to the Director until the claim is settled. The Company shall promptly forward to the Director copies of all documents and reports concerning a Hazardous Discharge at the Project Site that the Company is required to file under any Environmental Laws;

(f) respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Project Site to any lien. If Company shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or Company shall fail to comply with any of the requirements of any Environmental Laws, the Director may, but without the obligation to do so, for the sole purpose of protecting the Director's interest hereunder: (A) give such notices or (B) enter onto the Project Site (or authorized third parties to enter onto the Project
Site) and take such actions as the Director (or such third parties as directed by the Director) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by the Director (or such third parties) in the exercise of any such rights, including any sums paid In connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate shall be paid upon demand by the Company and until paid shall be added to and become a part of the obligations created by the terms of this Agreement or the Note or any other agreement between the Director and Company;

(g) Promptly upon the written request of the Director from time to time, provide Director, at the Company's expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of the Director, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous

Substances found on, under, at or within the Project Site. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to the Director. If such estimates, individually or in the aggregate, exceed $100,000, the Director shall have the right to require the Company to post a bond, letter of credit or other security reasonably satisfactory to the Director to secure payment of these costs and expenses;

(h) defend and indemnify the Director and hold the Director harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including reasonable attorney's fees, suffered or incurred by the Director under or on account of any Environmental Laws, including, without limitation, the assertion of any lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting any of the Project Site, whether or not the same originates or emerges from the Project Site or any contiguous real estate, including any loss of value of the Project Site as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of the Director.

(i) The Company's obligations under this Section 4.4 shall arise upon the discovery of the presence of any Hazardous Substances at the Project Site, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. The Company's obligation and the indemnifications hereunder shall survive the termination of this Agreement.

ARTICLE 5 EVENTS OF DEFAULT AND REMEDIES; TERMINATION

Section 5.1. EVENTS OF DEFAULT. Each of the following shall be an "Event of Default":

(a) The Company shall fail to pay any amount payable pursuant to this Agreement on the date on which such payment is due and payable or under the Note within ten (10) days after the date on which such payment is due and payable; or

(b) The Company shall fail to observe and perform any agreement, term or condition contained in this Agreement other than as required pursuant to subsection (a) above, and such failure continues for a period of thirty (30) days after notice of such failure is given to the Company by the Director, or for such longer period as the Director may agree to in writing; provided, that if the failure is of such nature that it can be corrected but not within the applicable period, such failure shall not constitute an Event of Default so long as the Company institutes curative action within the applicable period and diligently pursues such action to completion; or

(c) Any representation or warranty made by the Company (or any of its officers) herein or in any other Loan Documents, Loan Approval Documents or Letter of Credit Documents or in connection herewith or therewith shall prove to have been incorrect in any material respect when made; or

(d) The Company shall fail to pay any indebtedness of the Company, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, by acceleration, on demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or any other default under any agreement or instrument relating to any such indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

(e) The Company commences a voluntary case concerning it under titles of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company under the Bankruptcy Code and relief is ordered against the Company, or the petition is controverted but is not dismissed within sixty (60) days after the commencement of the case; or the Company is not generally paying its debts as such debts become due; or a custodian (as defined in the Bankruptcy
Code) is appointed for, or takes charge of, all or substantially all of the property of the Company; or the Company commences any other proceeding under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect; or there is commenced against the Company any such proceeding which remains undismissed for a period of sixty (60) days; or the Company is adjudicated insolvent or bankrupt; or the Company fails to controvert in a timely manner any such case under the Bankruptcy Code or any such proceeding or any order of relief or other order approving any such case or proceeding or in the appointment of any custodian or the like of or for it or any substantial part of its property or suffers any such appointment to continue undischarged or unstayed for a period of sixty (60) days; or the Company makes a general assignment for the benefit of creditors; or any action is taken by the Company for the purpose of effecting any of the foregoing; or a receiver or trustee or any other officer or representative of the court or of creditors, or any court, governmental officer or agency, shall under color of legal authority, take and hold possession of any substantial part of the property or assets of the Company for a period in excess of sixty (60) days; or

(f) A judgment or order for the payment of money in excess of Ten Thousand Dollars ($10,000.00) shall be rendered against the Company and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(g) Any default under the Note, the Security Document, any other Loan Document or the Letter of Credit Documents shall have occurred and be continuing; or

(h) The Company fails to meet its minimum funding requirements under Section 301 et seq. of ERISA, with respect to any of its Plans.

Section 5.2. REMEDIES ON DEFAULT. Whenever an Event of Default shall have happened and be subsisting, any one or more of the following remedial steps may be taken:

(a) If the Loan has not been disbursed, the Director may terminate any and all of its obligations under this Agreement and the Commitment;

(b) The Director may declare all payments under the Note to be immediately due and payable, whereupon the same shall become immediately due and payable;

(c) The Director may have access to, inspect, examine and make copies of the books and records accounts and financial data of the Company; or

(d) The Director may pursue all remedies now or hereafter existing at law or in equity to collect all amounts then due and thereafter to become due under this Agreement, the Security Document, the Note or any other Loan Documents, or to enforce the performance and observance of any other obligation or agreement of the Company under the Loan Documents.

Section 5.3. NO REMEDY EXCLUSIVE. No remedy conferred upon or reserved to the Director by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement, each other Loan Document, or now or hereafter existing at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Director to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be expressly provided for herein or required by law.

Section 5.4. AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. If an Event of Default shall occur and the Director should incur expenses, including attorney's fees, in connection with the enforcement of this Agreement, or any other Loan Document, or the collection of sums due thereunder, the Company shall reimburse the Director for the expenses so incurred upon demand. If any such expenses are not so reimbursed, the amount thereof, together with interest thereon from the date of demand for payment at 5% in excess of the then applicable rate under the Note (the "Default Rate"), shall constitute indebtedness under this Agreement and the Note and in any action brought to collect such indebtedness or to enforce this Agreement or the Note, the Director shall be entitled to seek the recovery of such expenses in such action.

Section 5.5. NO WAIVER. No failure by the Director to insist upon the strict performance by the Company of any provision hereof shall constitute a waiver of his right to strict performance and no express waiver shall be deemed to apply to any other existing or subsequent right to remedy the failure by the Company to observe or comply with any provision hereof.

ARTICLE 6  MISCELLANEOUS

Section 6.1. TERM OF AGREEMENT. This Agreement shall be and remain in full force and effect from the date of its delivery until (a) the termination of this Agreement pursuant to Section 5.2(a) hereof or (b) such time as the Loan shall have been fully repaid and all other sums payable by the Company under this Agreement, the Security Document, the Note and the other Loan Documents shall have been paid.

Section 6.2. NOTICES. All notices, certificates, requests or other communications hereunder shall be in writing and shall be deemed to be sufficiently given when mailed by registered or certified mail, postage prepaid, and addressed to the appropriate Notice Address. The Company or the Director may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

Section 6.3. EXTENT OF COVENANTS OF THE DIRECTOR; NO PERSONAL LIABILITY. All covenants, obligations and agreements of the Director contained in this Agreement shall be effective to the extent authorized and permitted by applicable law. No such covenant, obligation or agreement shall be deemed to be a covenant, obligation or agreement of any present or future Director in other than his official capacity acting pursuant to the Act.

Section 6.4. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding in accordance with its terms upon the Director, the Company and their respective successors and assigns.

Section 6.5. AMENDMENTS AND SUPPLEMENTS. This Agreement may not be amended or supplemented except by an instrument in writing executed by the Director and the Company.

Section 6.6. EXECUTION COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.

Section 6.7. SEVERABILITY. If any provision of this Agreement, or any covenant, obligation or agreement contained herein is determined by a court to be invalid or unenforceable, such determination shall not affect any other provision, covenant, obligation or agreement, each of which shall be construed and enforced as if such invalid or unenforceable portion were not contained herein. Such invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision, covenant, obligation or agreement, shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

Section 6.8. CAPTIONS. The captions and headings in this Agreement shall be solely for convenience of reference and shall in no way define, limit or describe the scope or intent of any provisions or Sections of this Agreement.

Section 6.9. GOVERNING LAW: JURISDICTION. This Agreement shall be deemed to be a contract made under the laws of the State and for all purposes shall be governed by and construed in accordance with the laws of the State. The Company agrees that the state and federal courts in Hamilton County, Ohio or any other court in which the Director initiates proceedings have exclusive jurisdiction over all matters arising out of this Agreement, and that service of process in any such proceeding shall be effective if mailed to the Company at its Notice Address. THE COMPANY HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT. THE COMPANY HEREBY WAIVES ANY CONFLICT OF INTEREST WHICH MAY EXIST AS THE RESULT OF DIRECTOR'S ATTORNEY CONFESSING JUDGMENT AND CONSENTS TO THE DIRECTOR'S ATTORNEY RECEIVING A LEGAL FEE FROM THE DIRECTOR FOR HIS SERVICES IN CONFESSING JUDGMENT.

Section 6.10. CONFESSION OF JUDGMENT. The Company authorizes any attorney of record to appear for it in any court of record in the State of Ohio, after any amount hereunder becomes due and payable whether by its terms or upon default, waive the issuance and services of process, and release all errors, and confess a judgment against it in favor of the holder of the Note, for the principal amount of such amount due hereunder or under the Note plus interest thereon, together with court costs and attorneys' fees. Stay of execution and all exemptions are hereby waived. If an amount due hereunder is referred to an attorney for collection, and the payment is obtained without the entry of a judgment, the Company shall pay to the holder of the Note its attorneys' fees.

IN WITNESS WHEREOF, this Agreement has been executed and delivered all as of the date hereinbefore written.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

PHOENIX INTERNATIONAL LIFE                     DIRECTOR OF DEVELOPMENT OF THE
SCIENCES (U.S.) INC.                           STATE OF OHIO, ACTING ON
                                               BEHALF OF THE STATE


By: /s/ Jean-yves Caloz                        By: /s/ Donald E. Jakeway
   ----------------------------                    -----------------------------
        Jean-Yves Caloz,                               Donald E. Jakeway,
        Treasurer                                      Director

                                    EXHIBIT A

                                 PROMISSORY NOTE


$1,353,000.00                                                      June 12, 1995


For value received, PHOENIX INTERNATIONAL LIFE SCIENCES (U.S.) INC., a Delaware Corporation (the "Company"), promises to pay to the order of THE DIRECTOR OF DEVELOPMENT OF THE STATE OF OHIO (the "Director"), at 77 South High Street, P.O. Box 1001, Columbus, Ohio 43216-1001, or at such other address as may be designated in writing by the Director, the principal sum of One Million Three Hundred Fifty-Three Thousand and 00/100 Dollars ($1,353,000.00) with interest on the amount of principal from time to time outstanding from the Disbursement Date as specified under and defined in the Loan Agreement between the Director and the Company of even date (the "Loan Agreement"), at the rate of two percent (2%) per annum until paid. Accrued interest on this Note shall be due and payable monthly on the first day of each calendar month commencing on the first day of August, 1995. The principal amount of this Note shall be paid in sixty (60) consecutive monthly installments of Twenty-Three Thousand Seven Hundred Fifteen and 06/100 Dollars ($23,715.06) each, which shall be due and payable on the first day of each calendar month commencing on the first day of August, 1997 (the "First Installment Date") and ending on the first day of July, 2002 (the "Last Installment Date"); provided that the amount of the installment payable on the Last Installment Date shall be equal to the balance of the principal sum outstanding, together with interest accrued thereon and any other amounts outstanding hereunder or under the Loan Agreement. In addition, the Company promises to pay to the order of the Director a monthly service fee equal to one twelfth (1/12) of one-quarter (1/4) of one percent (1%) of the principal balance from time to time outstanding under this Note.

The annual rate of interest stated herein shall apply to a 360-day period, and amounts of interest due hereunder shall be computed upon the basis of 30-day months. Installments of principal and interest shall be applied first to interest as provided herein and the balance to principal due hereunder.

The Company may prepay all or any portion of the principal sum hereof at any time without penalty. All such prepayments shall be applied to the payment of the principal installments due hereon in the inverse order of their maturity, and shall be accompanied by the payment of accrued interest on the amount of the prepayment to the date thereof.

This Note does not of itself constitute a commitment by the Director to make any disbursement of the Loan (as defined in the Loan Agreement) to the Company. The conditions for making such a disbursement are set forth in the Loan Agreement. The disbursements made by the Director to the Company shall not exceed the face amount of this Note and the total amount of such disbursement is limited by and subject to the conditions for making disbursement of the Loan as set forth in the Loan Agreement.

For the period during which a default shall exist in the payment of any installment of principal, interest and monthly service fee due and payable hereunder, whether by acceleration or otherwise, a late charge equal to five percent (5%) of each such installment shall be assessed, in addition to all other sums due hereunder, for each month during which the default exists.

If any provision hereof is in conflict with any statute or rule of law of the State of Ohio or is otherwise unenforceable for any reason whatsoever, then such provision shall be deemed separable from and shall not invalidate any provision of this Note.

The payment of this Note and all interest hereon is secured by a one hundred percent (100%) Irrevocable Letter of Credit in the stated amount of $1,353,000.00 issued by Star Bank, National Association to the Director for the account of the Company. The covenants, conditions and agreements contained in the Letter of Credit Documents (as defined in the Loan Agreement) and the Loan Agreement are hereby made a part of this Note.

If default be made in the payment of any installment of interest, or of principal and interest, under this Note, in either case continuing for a period of ten (10) days after any such payment shall have become due and payable, or if an "Event of Default," as defined in the Loan Agreement or the Letter of Credit Documents, shall have occurred and be subsisting, then, at the option of the Director, the entire principal sum payable hereunder and all interest accrued thereon shall become due and payable at once, without demand or notice.

This Note was executed in Cincinnati, Ohio, and shall be construed in accordance with the laws of Ohio.

THE COMPANY HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE. THE COMPANY HEREBY WAIVES ANY CONFLICT OF INTEREST WHICH MAY EXIST AS THE RESULT OF DIRECTOR'S ATTORNEY CONFESSING JUDGMENT AND CONSENTS TO THE DIRECTOR'S ATTORNEY RECEIVING A LEGAL FEE FROM THE DIRECTOR FOR HIS SERVICES IN CONFESSING JUDGMENT.



                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                                 PHOENIX INTERNATIONAL LIFE
                                 SCIENCES (U.S.) INC.


                                 By:/s/ Jean-yves Caloz
                                    ----------------------------------------
                                 Jean-Yves Caloz,
                                 Treasurer




STATE OF OHIO           )
                        ) SS.
COUNTY OF HAMILTON      )

         The foregoing instrument was acknowledged before me this_____ day of ________________, 1995 by Jean-Yves Caloz, Treasurer of Phoenix International Life Sciences (U.S.) Inc., a Delaware corporation.



                                           -----------------------------
                                           Notary Public